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                                                                    Exhibit 99.1

                              [LETTERHEAD OF KNOLOGY, INC.]

                                      March 27, 2002

Securities and Exchange Commission 450 5th Street, N.W. Washington, D.C. 20549-1004

      RE:   Knology, Inc.
            Annual Report on Form 10-K
            Financial Statements Audited by Arthur Andersen LLP

Ladies and Gentlemen:

      Knology, Inc. (the "Company") has included in its Annual Report on Form 10-K for the year ended December 31, 2001 (the "Annual Report"), consolidated financial statements audited by Arthur Andersen LLP ("Andersen"), and an accountant's report manually signed by Andersen after March 14, 2002. This letter is being filed as an exhibit to the Annual Report pursuant to Temporary
Note 3T to Article 3 of Regulation S-X.

      In connection with issuing its report on the Company's audited financial statements, Andersen has represented to the Company that:

      (1) The audit of the Company's financial statements (the "Audit") was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide a reasonable assurance that the engagement was conducted in compliance with professional standards.

      (2) There was appropriate continuity of Andersen personnel working on the Audit.

      (3) The national office of Andersen was available for consultation on the Audit.

      (4) Availability of personnel at foreign affiliates of Arthur Andersen was not relevant to the Audit.

                                       Sincerely,


                                       /s/ Robert K. Mills

                                       Robert K. Mills
                                       Chief Financial Officer, Vice President
                                       and Treasurer